Exhibit 99.1

Contacts:	Sue Cheung Vice President, Finance and Chief Accounting Officer (408) 990-4076 Scheung@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2016 Third Quarter Results

SUNNYVALE, Calif. – November 2, 2016 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power programmable sensor processing solutions, today announced the financial results for its fiscal third quarter ended October 2, 2016.
Total revenue for the third quarter of 2016 was $2.81 million, representing an increase of 3% compared to $2.72 million in the second quarter of 2016 and a decrease of 33% compared to $4.19 million in the third quarter of 2015. New product revenue for the third quarter of 2016 was $1.34 million, an increase of 12% compared to $1.20 million in the second quarter of 2016 and a decrease of 53% compared to $2.85 million in the third quarter of 2015. During the third quarter of 2016, mature product revenue was $1.47 million, a decrease of 3% compared to $1.52 million in the second quarter of 2016 and an increase of 10% compared to $1.34 million in the third quarter of 2015. New product revenue accounted for 48% of the total revenue in the third quarter of 2016 compared to 44% in the second quarter of 2016 and 68% in the third quarter of 2015.
Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the third quarter of 2016 was $4.62 million, or $0.07 per share, compared to a net loss of $5.57 million, or $0.08 per share in the second quarter of 2016 and a net loss of $5.09 million, or $0.09 per share, in the third quarter of 2015. Non-GAAP net loss for the third quarter of 2016 was $4.13 million, or $0.06 per share, compared to a non-GAAP net loss of $4.82 million, or $0.07 per share, in the second quarter of 2016 and a non-GAAP net loss of $4.52 million, or $0.08 per share, in the third quarter of 2015 (see below for an explanation of non-GAAP financial measures).
Conference Call

QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Daylight Saving Time/ 5:30 p.m. Eastern Daylight Saving Time today, November 2, 2016, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 by

2:20 p.m. Pacific Daylight Saving Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 94480585. The call recording will be archived until Wednesday, November 9, 2016 and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with smartphone, wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing, and enhanced visual experiences. For more information about QuickLogic, please visit www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is November 2, 2016, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2016	September 27, 2015	July 3, 2016	October 2, 2016	September 27, 2015
Revenue	$2,809	$4,194	$2,717	$8,476	$15,326
Cost of revenue	1,918	2,952	1,941	5,653	9,062
Gross profit	891	1,242	776	2,823	6,264
Operating expenses:
Research and development	2,755	3,684	3,683	9,885	10,654
Selling, general and administrative	2,704	2,508	2,591	7,988	8,158
Restructuring cost	—	77	—	—	246
Total operating expense	5,459	6,269	6,274	17,873	19,058
Loss from operations	(4,568)	(5,027)	(5,498)	(15,050)	(12,794)
Interest expense	(37)	(35)	(34)	(109)	(64)
Interest income and other (expense), net	(41)	(39)	(15)	(63)	(98)
Loss before income taxes	(4,646)	(5,101)	(5,547)	(15,222)	(12,956)
Provision for (benefit from) income taxes	(23)	(15)	27	68	46
Net loss	$(4,623)	$(5,086)	$(5,574)	$(15,290)	$(13,002)
Net loss per share:
Basic	$(0.07)	$(0.09)	$(0.08)	$(0.24)	$(0.23)
Diluted	$(0.07)	$(0.09)	$(0.08)	$(0.24)	$(0.23)
Weighted average shares:
Basic	67,781	56,588	67,415	64,522	56,379
Diluted	67,781	56,588	67,415	64,522	56,379

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2016	January 3, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$17,761	$19,136
Accounts receivable, net	1,022	1,601
Inventories	1,443	2,878
Other current assets	1,081	1,312
Total current assets	21,307	24,927
Property and equipment, net	3,073	3,315
Other assets	247	219
TOTAL ASSETS	$24,627	$28,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$5,000	$—
Trade payables	1,624	4,032
Accrued liabilities	2,075	1,482
Deferred Revenue	—	—
Current portion of capital lease obligations	208	281
Total current liabilities	8,907	5,795
Long-term liabilities:
Revolving line of credit	—	2,000
Capital lease obligations, less current portion	22	208
Other long-term liabilities	57	133
Total liabilities	8,986	8,136
Stockholders’ equity:
Common stock, at par value	68	57
Additional paid-in capital	251,619	241,024
Accumulated deficit	(236,046)	(220,756)
Total stockholders’ equity	15,641	20,325
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,627	$28,461

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(1)	Derived from the January 3, 2016 audited balance sheet included in the 2015 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 2, 2016	September 27, 2015	July 3, 2016	October 2, 2016	September 27, 2015
GAAP loss from operations	$(4,568)	$(5,027)	$(5,498)	$(15,050)	$(12,794)
Adjustment for stock-based compensation within:
Cost of revenue	34	29	47	119	95
Research and development	137	210	175	603	613
Selling, general and administrative	286	240	217	736	759
Adjustment for the write-off of equipment within:
Cost of revenue	33	8	—	33	8
Research and development	1	—	312	313	—
Selling, general and administrative	5	—	—	5	—
Adjustment for restructuring costs	—	77	—	—	246
Non-GAAP loss from operations	$(4,072)	$(4,463)	$(4,747)	$(13,241)	$(11,073)
GAAP net loss	$(4,623)	$(5,086)	$(5,574)	$(15,290)	$(13,002)
Adjustment for stock-based compensation within:
Cost of revenue	34	29	47	119	95
Research and development	137	210	175	603	613
Selling, general and administrative	286	240	217	736	759
Adjustment for the write-off of equipment within:
Cost of revenue	33	8	—	33	8
Research and development	1	—	312	313	—
Selling, general and administrative	5	—	—	5	—
Adjustment for restructuring costs	—	77	—	—	246
Non-GAAP net loss	$(4,127)	$(4,522)	$(4,823)	$(13,481)	$(11,281)
GAAP net loss per share	$(0.07)	$(0.09)	$(0.08)	$(0.24)	$(0.23)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.02	0.03
Adjustment for the write-off of equipment	*	*	*	0.01	*
Adjustment for restructuring costs	—	*	—	—	*
Non-GAAP net loss per share	$(0.06)	$(0.08)	$(0.07)	$(0.21)	$(0.20)
GAAP gross margin percentage	31.7%	29.6%	28.6%	33.3%	40.9%
Adjustment for stock-based compensation	1.2%	0.7%	1.7%	1.4%	0.6%
Adjustment for the write-off of equipment	1.2%	0.2%	—%	0.4%	*
Non-GAAP gross margin percentage	34.1%	30.5%	30.3%	35.1%	41.5%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2016	Q3 2015	Q2 2016	Q3 2015 to Q3 2016	Q2 2016 to Q3 2016
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	48%	68%	44%	(53)%	12%
Mature products	52%	32%	56%	10%	(3)%
Revenue by geography:
Asia Pacific	62%	73%	65%	(43)%	(3)%
North America	24%	16%	24%	(1)%	7%
Europe	14%	11%	11%	(13)%	34%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.